Exhibit 99.1

Media Contact:	Investor Contact:	NewPage Corporation
Amber Garwood	Scott Morling	Courthouse Plaza NE
937-242-9093	937-242-9182	Dayton, OH 45463

FOR IMMEDIATE RELEASE –

NEWPAGE CORPORATION ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

Dayton, Ohio. – August 7, 2006 – NewPage Corporation today announced its financial results of operations for the second quarter of 2006. Net sales were $490 million in the second quarter of 2006 compared to $416 million in the second quarter of 2005, an increase of 18.1%. The increase in net sales was largely the result of an increase in coated paper sales volume to 522,000 tons in the second quarter of 2006 from 450,000 tons in the second quarter of 2005, and an increase in average coated paper prices to $894 per ton in 2006 from $877 per ton in 2005.

“Second quarter 2006 performance for NewPage was solid, completing our best first half in more than five years,” said Mark A. Suwyn, chairman of the board and chief executive officer. “Coated paper sales volume was strong, largely due to increased demand and recent industry capacity closures, and our continued productivity gains added to our improved profitability.”

Net income for the second quarter of 2006 was $50 million compared to a net loss of $(67) million in the second quarter of 2005. Results reflect the June 2006 sale of our hydroelectric generating facilities located on the Androscoggin River in Rumford, Maine, and the April 2006 sale of the NewPage carbonless business operations.

EBITDA was $125 million and $24 million for the second quarter of 2006 and 2005, respectively. Significant items in 2006 included a $66 million gain on the sale of the hydroelectric generating facilities, $6 million of non-cash losses from the purchased option contract, and $9 million of non-cash charges and sale-related costs included in loss from discontinued operations. Significant items in 2005 included $20 million of non-cash losses from the purchased option contract and $2 million of transition costs.

Interest expense for the second quarter of 2006 was $38 million compared to $54 million for the second quarter of 2005. The second quarter 2005 results included a loss of $18 million incurred by the predecessor company to defease their debt prior to the acquisition.

Cost of sales for the second quarter of 2006 was $432 million compared to $386 million for the second quarter of 2005. Gross margin for the second quarter of 2006 improved to 11.9%, compared to 7.0% for the second quarter of 2005. During the quarter, the higher gross margin was due to higher sales prices, productivity improvement initiatives, lower depreciation and amortization expense and lower maintenance costs, partially offset by higher energy and chemical costs. Energy costs in the second quarter of 2006 increased over the second quarter of 2005 as a result of higher prices from a spectrum of energy sources driven by price pressure from refined petroleum products. The increase in the cost of chemicals was primarily driven by increases in prices for chemicals such as latex, which historically have been volatile, fluctuating with the price of crude oil.

“During the second quarter, NewPage again successfully offset higher energy-related costs through our programs to increase efficiencies and productivity, further expanding our cost advantage over the industry average and enabling us to better leverage our higher sales prices. We expect crude oil and energy costs to remain volatile for the foreseeable future,” continued Suwyn.

Richard D. Willett, Jr., president and chief operating officer, added, “The culture at NewPage is energized and keenly focused on cost containment and process flexibility. To help further strengthen our operating model, we are implementing additional efficiency programs, and in particular, the Lean Six Sigma productivity improvement methodology, as key corporate initiatives. We believe these programs will get our entire organization closer to our customers, improve quality and speed, and accelerate our ability to reduce our costs, and therefore expand profitability for our financial stakeholders.”

Maintenance expenses in the second quarter of 2006 were $43 million, down from $48 million in the second quarter 2005. “Maintenance expense will be higher in the third quarter of 2006 compared to the second quarter due to planned annual maintenance outages,” stated Willett. “A majority of the planned outages in the third quarter will improve our quality and cost position, specifically in our energy and papermaking assets.”

Selling, general and administrative expenses were $22 million for the second quarter of 2006 compared to $25 million for the second quarter of 2005. The decrease was primarily a result of transitional costs of $2 million relating to the setup of the business on a stand-alone basis recorded in the second quarter of 2005. As a percentage of net sales, selling, general and administrative expenses decreased in the second quarter of 2006 to 4.6% from 6.0% in the second quarter of 2005.

As of June 30, 2006, there were no outstanding borrowings under the revolving senior secured credit facility and, based on availability under the borrowing base as of that date, the company had $224 million of borrowing availability under the revolving senior secured credit facility, after taking into account $51 million of outstanding letters of credit. During the quarter the company paid down an aggregate amount of $227 million toward the senior secured debt.

“Our focus for the second half remains on continuously improving efficiencies to reduce costs per ton and increase our ability to leverage the current favorable pricing environment,” said Suwyn. “As we enter the seasonally stronger period of the year, we expect operating rates in the coated paper markets to continue to remain strong, with business drivers such as capacity closures, GDP and advertising spending remaining favorable for us to realize higher sales prices. This combination should generate strong cash flow that will allow us to continue to pay down debt and strengthen our balance sheet.”

Second Quarter 2006 Successor Compared to

Second Quarter 2005 Combined Successor and Predecessor

	Successor - NewPage Corp. Quarter Ended June 30, 2006	Combined Successor and Predecessor Quarter Ended June 30, 2005
(in millions)	Unaudited	Unaudited

Net sales	$490	$416
Cost of sales	432	386
Selling, general and administrative expense	22	25
Interest expense	38	54
Other (income) expense, net	(63)	18

Income (loss) from continuing operations before income taxes	61	(67)
Income tax expense (benefit)	2	(7)

Income (loss) from continuing operations	59	(60)
(Loss) from discontinued operations	(9)	(7)

Net income (loss)	$50	$(67)

Supplemental Information
EBITDA (1)	$125	$24

Note:	The following discussions of the results of operations are based on the Printing and Writing Papers Business of MeadWestvaco Corporation and our post-acquisition results. Accordingly, the results of operations for historical as well as future periods may not be comparable to the prior periods.
(1)	Earnings before interest, taxes, depreciation and amortization. See the attached financial exhibits for a reconciliation of net income (loss) to EBITDA and our discussion about the use of EBITDA as a performance measure.

Conference Call

The NewPage Second Quarter 2006 Conference Call and Webcast is scheduled for today, August 7, 2006, at 11 a.m. Eastern time. The live conference call and presentation slides may be accessed on the NewPage Web site at www.NewPageCorp.com. Click on the link to the NewPage Second Quarter 2006 Conference Call and follow the instructions to access the webcast in listen and view mode. Please go to the Web site at least one hour prior to the call to register, download and install any necessary audio software. The call will be available live and stored on the Web site for five weeks.

Analysts and investors may access the call by dialing 888-428-4480 (toll-free domestic) or 651-291-5254 (international). To register, please call in at least 10 minutes before the conference call begins. A replay of the call can be accessed via telephone 800-475-6701 (toll-free domestic) or 320-365-3844 (international), access code 835908. The replay will be available starting at 2:30 p.m. (ET) on August 7, 2006, and will remain available until noon (ET) on September 12, 2006.

About NewPage Corporation

NewPage Corporation, headquartered in Dayton, Ohio, is a leading U.S. producer of coated papers in North America. The company produces coated papers in sheets and rolls with many finishes and weights to offer design flexibility for a wide array of end uses. With more than 4,300 employees, NewPage operates integrated pulp and paper manufacturing mills located in Escanaba, Michigan; Luke, Maryland; Rumford, Maine; and Wickliffe, Kentucky. These mills have a combined annual capacity of approximately 2.2 million tons of coated paper.

Forward-looking Statements

This press release may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will likely continue,” “will likely result,” or words or phrases with similar meaning. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our substantial level of indebtedness; changes in the supply and/or demand and/or prices for our products; the activities of competitors; changes in significant operating expenses, including raw material and energy costs; changes in currency exchange rates; changes in the availability of capital; general economic and business conditions in the United States and elsewhere in the world; changes in the regulatory environment, including requirements for enhanced environmental compliance; our ability to operate as a stand-alone business; and other risks and uncertainties that are detailed in our filings with the Securities and Exchange Commission. The company does not intend, and undertakes no obligation, to update any forward-looking statements.

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NewPage Corporation

Consolidated Statements of Operations (unaudited)

Second Quarter Ended June 30, 2006 and 2005

(In millions)

	Successor - NewPage Corporation Second Quarter Ended June 30, 2006	Combined Successor and Predecessor Second Quarter Ended June 30, 2005	Successor - NewPage Corporation Two Months Ended June 30, 2005	Predecessor One Month Ended April 30, 2005
Net sales	$490	$416	$279	$137

Cost of sales	432	386	259	127
Selling, general and administrative expenses	22	25	17	8
Interest expense	38	54	35	19
Other (income) expense, net	(63)	18	19	(1)

Income (loss) from continuing operations before income taxes (benefit)	61	(67)	(51)	(16)
Income tax expense (benefit)	2	(7)	—	(7)

Income (loss) from continuing operations	59	(60)	(51)	(9)
(Loss) from discontinued operations	(9)	(7)	(5)	(2)

Net income (loss)	$50	$(67)	$(56)	$(11)

NewPage Corporation

Consolidated Statements of Operations (unaudited)

First Half Ended June 30, 2006 and 2005

(In millions)

	Successor - NewPage Corporation First Half Ended June 30, 2006	Combined Successor and Predecessor First Half Ended June 30, 2005	Successor - NewPage Corporation Two Months Ended June 30, 2005	Predecessor Four Months Ended April 30, 2005
Net sales	$997	$861	$279	$582

Cost of sales	883	797	259	538
Selling, general and administrative expenses	60	48	17	31
Interest expense	77	56	35	21
Other (income) expense, net	(24)	17	19	(2)

Income (loss) from continuing operations before income taxes (benefit)	1	(57)	(51)	(6)
Income tax expense (benefit)	—	(3)	—	(3)

Income (loss) from continuing operations	1	(54)	(51)	(3)
(Loss) from discontinued operations	(15)	(10)	(5)	(5)

Net income (loss)	$(14)	$(64)	$(56)	$(8)

NewPage Corporation

Condensed Consolidated Balance Sheets (unaudited)

June 30, 2006 and December 31, 2005

(In millions)

	June 30, 2006	December 31, 2005
ASSETS

Cash and cash equivalents	$12	$1
Accounts receivable, net	203	191
Inventories	346	343
Other current assets	24	20
Assets of discontinued operations	—	152

Total current assets	585	707

Property, plant and equipment, net	1,340	1,408
Intangibles and other assets	134	187

TOTAL ASSETS	$2,059	$2,302

LIABILITIES AND STOCKHOLDER’S EQUITY

Accounts payable	$154	$162
Accrued expenses	112	102
Current maturities of long-term debt	6	8
Liabilities of discontinued operations	—	66

Total current liabilities	272	338

Long-term debt	1,345	1,555
Other long-term obligations	62	62
Commitments and contingencies
Minority interest	39	—

Stockholder’s equity:
Common stock, 100 shares issued and outstanding, $0.01 per share par value	—	—
Additional paid-in capital	399	399
Accumulated deficit	(71)	(57)
Accumulated other comprehensive income	13	5

Total stockholder’s equity	341	347

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$2,059	$2,302

NewPage Corporation

Condensed Consolidated Statements of Cash Flows (unaudited)

First Half Ended June 30, 2006 and 2005

(In millions)

	Successor - NewPage Corporation First Half Ended June 30, 2006	Combined Successor and Predecessor First Half Ended June 30, 2005	Successor - NewPage Corporation Two Months Ended June 30, 2005	Predecessor Four Months Ended April 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(14)	$(64)	$(56)	$(8)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss from discontinued operations	15	10	5	5
Depreciation and amortization	73	88	27	61
Amortization of debt issuance costs and debt discount	5	12	12	—
Gain on sale of assets	(66)	—	—	—
Unrealized (gain) loss on option contracts	46	20	20	—
Deferred income taxes	—	(7)	—	(7)
Investees - earnings and distributions	—	1	—	1
Loss on defeasance of debt	—	18	—	18
LIFO effect	(3)	—	—	—
Equity award expense	7	—	—	—
Changes in operating assets and liabilities	(15)	(76)	—	(76)
Net cash flows of discontinued operations	(10)	11	3	8

Net cash provided by (used in) operating activities	38	13	11	2

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisition	—	(1,994)	(1,994)	—
Capital expenditures	(38)	(23)	(9)	(14)
Proceeds from sale of assets	226	—	—	—
Cash paid for option contracts	—	(73)	(73)	—
Net cash flows of discontinued operations	(1)	(6)	(3)	(3)

Net cash provided by (used in) investing activities	187	(2,096)	(2,079)	(17)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	—	437	437	—
Proceeds from issuance of long-term debt and initial draw of revolver	—	1,694	1,694	—
Payment of debt issuance costs	—	(57)	(57)	—
Distributions from Rumford Cogeneration Company, L.P. to limited partners	(5)	—	—	—
Loan to Maple Timber Acquisition	(7)	—	—	—
Payments on long-term debt	(166)	—	—	—
Net borrowings (payments) on revolving credit facility	(46)	(5)	(5)	—
Net transactions with MeadWestvaco Corporation	—	15	—	15

Net cash provided by (used in) financing activities	(224)	2,084	2,069	15

Increase in cash and cash equivalents from initial consolidation of Rumford Cogeneration Company, L.P.	10	—	—	—

Net increase (decrease) in cash and cash equivalents	11	1	1	—
Cash and cash equivalents at beginning of period	1	—	—	—

Cash and cash equivalents at end of period	$12	$1	$1	$—

NewPage Corporation

Reconciliation of Net Income (Loss) to EBITDA (unaudited)

Second Quarter Ended June 30, 2006 and 2005

(In millions)

	Successor - NewPage Corporation Second Quarter Ended June 30, 2006	Combined Successor and Predecessor Second Quarter Ended June 30, 2005	Successor - NewPage Corporation Two Months Ended June 30, 2005	Predecessor One Month Ended April 30, 2005
Net income (loss)	$50	$(67)	$(56)	$(11)
Plus:
Interest expense	38	54	35	19
Income tax expense (benefit)	2	(9)	—	(9)
Depreciation and amortization	35	46	27	19

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$125	$24	$6	$18

EBITDA is not a measure of our performance under accounting principles generally accepted in the United States (“GAAP”), is not intended to represent net income (loss), and should not be used as an alternative to net income (loss) as an indicator of performance. EBITDA is shown because it is a primary component of certain covenants under our senior secured credit facilities and is a basis upon which our management assesses performance. In addition, our management believes EBITDA is useful to investors because it and similar measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. The use of EBITDA instead of net income (loss) has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP.